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                               KYOCERA CORPORATION
                           (KYOCERA KABUSHIKI KAISHA)

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

        ALL HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS OUTSTANDING UNDER THE TERMS OF THE AMENDED AND RESTATED DEPOSIT AGREEMENT,
    DATED AS OF JUNE 29, 1998, AS AMENDED BY AMENDMENT NO. 1 TO THE AMENDED
           AND RESTATED DEPOSIT AGREEMENT, DATED AS OF JANUARY 5, 1999

                     ---------------------------------------

                                 Amendment No. 2
                                       to
                     Amended and Restated Deposit Agreement

                     ---------------------------------------

                            Dated as of [date], 2007

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I

DEFINITIONS...............................................................    ii
    SECTION 1.01.  Definitions............................................    ii
    SECTION 1.02.  Effective Date.........................................    ii

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT...........................................   iii
    SECTION 2.01.  Deposit Agreement......................................   iii
    SECTION 2.02.  Amendments Binding on all Holders and Beneficial Owners   iii
    SECTION 2.03.  Direct Registration System.............................   iii
    SECTION 2.04.  Amendment and Termination..............................   vii
    SECTION 2.05.  Distribution of Materials to Holders...................   vii
    SECTION 2.06.  Voting by Electronic Means and Electronic Accessibility
                   to Materials...........................................  viii
    SECTION 2.07.  Change of Custodian....................................  viii
    SECTION 2.08.  Change of Address......................................    ix

ARTICLE III
AMENDMENTS TO THE FORM OF ADR.............................................     x
    SECTION 3.01.  ADR Amendment .........................................     x
    SECTION 3.02.  Amendment..............................................    xi
    SECTION 3.03.  Voting by Electronic Means and Electronic Accessibility
                   to Materials...........................................    xi

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                                TABLE OF CONTENTS
                                   (Continued)

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES............................................   xii
    SECTION 4.01.  Representations and Warranties.........................   xii

ARTICLE V
MISCELLANEOUS.............................................................  xiii
    SECTION 5.01.  New ADRs...............................................  xiii
    SECTION 5.02.  Notice of Amendment to Holders of ADSs.................  xiii
    SECTION 5.03.  Indemnification........................................  xiii
    SECTION 5.04.  Ratification...........................................   xiv
    SECTION 5.05.  Governing Law..........................................   xiv
    SECTION 5.06.  Counterparts...........................................   xiv

EXHIBIT A
FORM OF RECEIPT...........................................................   A-1

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      AMENDMENT NO. 2 TO THE AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of
[date], 2007 (the "Amendment"), by and among (i) KYOCERA CORPORATION (KYOCERA KABUSHIKI KAISHA) a corporation organized and existing under the laws of Japan, (the "Company"), (ii) Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and (iii) all Holders and Beneficial Owners from time to time of American Depositary Shares (evidenced by American Depositary Receipts) issued and outstanding under the Amended and Restated Deposit Agreement, dated as of June 29, 1998, as amended by Amendment No. 1, to the Amended and Restated Deposit Agreement dated as of January 5, 1999.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Amended and Restated Deposit Agreement, dated as of June 29, 1998, (the "Original Deposit Agreement"), as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of January 5, 1999 (the Original Deposit Agreement, as so amended the "Deposit Agreement"), for the execution and delivery of American Depositary Shares ("ADSs") representing the Stock (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

      WHEREAS, the ADSs are listed for trading on The New York Stock Exchange ("NYSE") and the NYSE requires that securities listed on the NYSE become eligible for the Direct Registration System (the "DRS"); and

      WHEREAS, the Company and the Depositary desire to (i) amend the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A thereto, (ii) amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A thereto to make the ADSs eligible for the DRS, and (iii) to give notice thereof to all Holders (as defined in the Deposit Agreement) of ADSs.

      WHEREAS, the Company and the Depositary desire to amend the amendment provisions of the Deposit Agreement;

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      WHEREAS, the Company and the Depositary desire to enable the distribution of the Company's reports by electronic means, and the distribution of voting materials by, and the delivery of voting instructions to, the Depositary by electronic means; and

      WHEREAS, the Company and the Depositary desire to amend the Deposit Agreement thereto and Exhibit A of the Deposit Agreement to reflect a change in the Custodian of the Stock; and

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Deposit Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

      SECTION 1.02. Effective Date. The term "Effective Date" shall mean the date of this Amendment except that solely with respect to any amendment effected by this Amendment that prejudices any substantial existing right of Holders the "Effective Date" shall mean the later to occur of (i) upon the expiration of three (3) months after notice of this Amendment has been given to Holders of outstanding ADSs, or (ii) the date upon which the Commission declares effective the applicable Amendment No. 2 to the F-6 Registration Statement pursuant to which a form of this Amendment has been filed with the Commission. After the Effective Date, the Deposit Agreement shall be referred to as the Deposit Agreement by and among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (without reference to the need for ADSs to be evidenced by ADRs).

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                                   ARTICLE II
                         AMENDMENTS TO DEPOSIT AGREEMENT

      SECTION 2.01. Deposit Agreement. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date, refer to the Amended and Restated Deposit Agreement, dated as of June 29, 1998, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement dated as of January 5, 1999, and as amended by this Amendment No. 2 and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Deposit Agreement.

      SECTION 2.02. Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date. Notwithstanding anything contained herein, in the Deposit Agreement or in any ADR, from and after the Effective Date any reference in the Deposit Agreement, any ADR or the form of ADR attached to the Deposit Agreement to Holders and Beneficial Owners of Receipts, ADRs or American Depositary Receipts shall include, unless a reasonable interpretation of the context otherwise mandates, Holders and Beneficial Owners of ADSs.

      SECTION 2.03. Direct Registration System. In order to make the ADSs eligible for the DRS the Deposit Agreement is hereby amended as of the Effective Date by:

            (a) deleting the definition of "American Depositary Shares; ADS; Depositary Shares" contained in Article I of the Deposit Agreement in its entirety and inserting the following in its stead:

            "American Depositary Share(s); ADS(s); Depositary Share(s): shall mean the rights and interests in the Deposited Securities (as hereinafter defined) granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Deposit Agreement and, if issued as Certificated ADS(s) (as hereinafter defined), the American Depositary Receipt(s) issued hereunder to evidence such ADSs. ADS(s) may be issued under the terms of this Deposit Agreement in the form of (a) Certificated ADS(s), in which case the ADS(s) are to be evidenced by ADR(s), or (b) Uncertificated ADS(s) (as hereinafter defined), in which case the ADS(s) are not to be evidenced by ADR(s) but are reflected on the direct registration system maintained by the Depositary for such purposes under the terms of Section 2.10. Unless otherwise specified in this Deposit Agreement or in any ADR, or unless the context otherwise requires, any reference to ADS(s) shall include Certificated ADS(s) and Uncertificated

      ADS(s), individually or collectively, as the context may require. Each ADS shall represent one (1) share of Stock, until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in Section 4.08 with respect to which additional ADSs are not issued, and thereafter each ADS shall represent the Shares of Stock or Deposited Securities determined in accordance with the terms of such Sections."

            (b) deleting the definition of "American Depositary Receipt; ADR; Receipt" contained in Article I of the Deposit Agreement in its entirety and inserting the following in its stead:

            "American Depositary Receipt(s); ADR(s); and Receipt(s): shall mean any series of the certificate(s) issued by the Depositary to evidence the American Depositary Shares issued under the terms of this Deposit Agreement in the form of Certificated ADS(s), as such Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. A Receipt may evidence any number of ADSs and may, in the case of ADSs held through a central depository such as DTC, be in the form of a "Balance Certificate"."

            (c) adding the following to the definition of "Holder" contained in
      Article I of the Deposit Agreement:

                  "Any reference to Holders of ADR(s) or ADS(s) in this Deposit Agreement shall, in the context of the Uncertificated ADSs, refer to the person(s) in whose name the Uncertificated ADSs are registered on the books of the Depositary maintained for such purpose."

            (d) adding the following new Definition to Article I:

            "Certificated ADS(s): shall have the meaning set forth in Section 2.10."

            (e) adding the following new Definition to Article I:

            "Uncertificated ADS(s): shall have the meaning set forth in Section 2.10."

            (f) adding the following new Definition to Article I:

            ""DTC": The term "DTC" shall mean The Depository Trust Company, a national clearinghouse and central book-entry settlement system for securities traded in the United States and, as such, the custodian for the securities of DTC participants maintained in DTC, and any successor thereto."

            (g) deleting the first sentence of Section 2.02(a) thereof in its entirety and inserting the following in its stead:

            "Certificated ADSs shall be evidenced by definitive Receipts which shall be engraved, printed, lithographed or produced in such other manner as may be agreed upon by the Company and the Depositary and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement with appropriate insertions, modifications and omissions as hereinafter provided and may be issued in denominations of any number of American Depositary Shares."

            (h) deleting the third sentence of Section 2.02(a) thereof in its entirety and inserting the following in its stead:

                  "No Receipt and no Certificated ADS shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless it shall have been executed by the Depositary, by the manual signature of a duly authorized officer of the Depositary, or if a Registrar shall have been appointed, by the manual signature of a duly appointed officer of the Registrar, which signature, in either case, shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder."

            (i) deleting the first sentence of Section 2.02(c) thereof in its entirety and inserting the following in its stead:

            "Subject to the limitations contained herein and in the Receipt, title to a Receipt (and to each Certificated ADS evidenced thereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer; provided, however, that until an American Depositary Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary, notwithstanding any notice to the contrary, may treat the Holder registered on the books of the Depositary at such time, as the absolute owner of the American Depositary Receipt (or representative of the Beneficial Owner of the Certificated ADSs evidenced thereby) for the purposes of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes."

            (j) adding the following new Section 2.02(d):

            "Book-entry Systems. Unless issued by the Depositary as Uncertificated ADSs, a single ADR in the form of a "Balance Certificate" will evidence the ADSs held through DTC and will be registered in the name of the nominee for DTC (currently "Cede & Co.") and will provide that it represents the aggregate amount of ADSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of ADSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of DTC or its nominee as hereinafter provided."

            (k) adding the following new Section 2.10:

            "Section 2.10. Certificated/Uncertificated ADSs. Notwithstanding any other provision of this Deposit Agreement, the Depositary may, at any time and from time to time, issue ADSs that are not evidenced by ADRs (such ADSs, the "Uncertificated ADS(s)" and the ADS(s) evidenced by ADR(s), the "Certificated ADS(s)"). When issuing and maintaining Uncertificated ADS(s) under this Deposit

      Agreement, the Depositary shall at all times be subject to (a) the standards applicable to registrars and transfer agents maintaining direct registration systems for equity securities in New York and issuing uncertificated securities under New York law, and (b) the terms of New York law applicable to uncertificated equity securities. Uncertificated ADSs shall not be represented by any instruments but shall be evidenced by registration in the books of the Depositary maintained for such purpose. Holders of Uncertificated ADSs, that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, shall at all times have the right to exchange the Uncertificated ADS(s) for Certificated ADS(s) of the same type and class, subject in each case to applicable laws and any rules and regulations the Depositary may have established in respect of the Uncertificated ADSs. Holders of Certificated ADSs shall, if the Depositary maintains a direct registration system for the ADSs, have the right to exchange the Certificated ADSs for Uncertificated ADSs upon (i) the due surrender of the Certificated ADS(s) to the Depositary for such purpose and (ii) the presentation of a written request to that effect to the Depositary, subject in each case to (w) all liens and restrictions noted on the ADR evidencing the Certificated ADS(s) and all adverse claims of which the Depositary then has written notice, (x) the terms of this Deposit Agreement and the rules and regulations that the Depositary may establish for such purposes hereunder, (y) applicable law, and (z) payment of the Depositary fees and expenses applicable to such exchange of Certificated ADS(s) for Uncertificated ADS(s). Uncertificated ADSs shall in all material respects be identical to Certificated ADS(s) of the same type and class, except that (1) no ADR(s) shall be, or shall need to be, issued to evidence Uncertificated ADS(s), (2) Uncertificated ADS(s) shall, subject to the terms of this Deposit Agreement, be transferable upon the same terms and conditions as uncertificated securities under New York law,
      (3) the ownership of Uncertificated ADS(s) shall be recorded on the books of the Depositary maintained for such purpose and evidence of such ownership shall be reflected in periodic statements provided by the Depositary to the Holder(s) in accordance with applicable New York law,
      (4) the Depositary may from time to time, upon notice to the Holders of Uncertificated ADSs affected thereby, establish rules and regulations, and amend or supplement existing rules and regulations, as may be deemed reasonably necessary to maintain Uncertificated ADS(s) on behalf of Holders, provided that such rules and regulations do not conflict with the terms of this Deposit Agreement and applicable law, (5) the Uncertificated ADS(s) shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless such Uncertificated ADS(s) is/are registered on the books of the Depositary maintained for such purpose, (6) the Depositary may, in connection with any deposit of Shares resulting in the issuance of Uncertificated ADSs and with any transfer, pledge, release and cancellation of Uncertificated ADSs, require the prior receipt of such documentation as the Depositary may deem reasonably appropriate, and (7) upon termination of this Deposit Agreement, the Depositary shall not require Holders of Uncertificated ADSs to affirmatively instruct the Depositary before remitting proceeds from the sale of the Deposited Securities represented by such Holders' Uncertificated ADSs under the terms of Section 6.02 of this Deposit Agreement. When issuing ADSs under the terms of this Deposit Agreement, including, without limitation, issuances pursuant to Sections 2.03, 2.05, 4.02, 4.03, 4.04 and 4.08, the Depositary may in its discretion determine to issue Uncertificated ADSs rather than Certificated ADSs, unless otherwise specifically instructed by the applicable Holder to issue Certificated ADSs. All provisions and conditions of this Deposit Agreement shall apply to Uncertificated ADSs to the same extent as to Certificated ADSs, except as contemplated by this Section 2.10. The Depositary is authorized and directed to take any and all actions and establish any and all procedures deemed reasonably necessary to give effect to the terms of this Section 2.10. Any references in this Deposit Agreement or any ADR(s) to the terms "American Depositary Share(s)" or "ADS(s)" shall, unless the context otherwise requires, include Certificated ADS(s) and Uncertificated ADS(s). Except as set forth in this Section 2.10 and except as required by applicable law, the Uncertificated ADSs shall be treated as ADSs issued and outstanding under the terms of this Deposit Agreement. In the event that, in determining the rights and obligations of parties hereto with respect to any Uncertificated ADSs, any conflict arises between (I) the terms of this Deposit Agreement (other than this Section 2.10) and (II) the terms of this Section 2.10, the terms and conditions set forth in this
      Section 2.10 shall be controlling and shall govern the rights and obligations of the parties to this Deposit Agreement pertaining to the Uncertificated ADSs."

      SECTION 2.04 Amendment and Termination. The Deposit Agreement is hereby amended as of the Effective Date by deleting the second sentence of Section 6.01 in its entirety and inserting the following in its stead:

      "Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to Holders of outstanding ADSs as provided in Section 7.04."

      SECTION 2.05 Distribution of Materials to Holders. As of the Effective Date, the Deposit Agreement is hereby amended by adding the following as a new second sentence in the first paragraph of Section 4.07:

            "Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials)."

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            SECTION 2.06 Voting by Electronic Means and Electronic Accessibility
      to Materials. To reflect the Depositary's current practice to distribute voting materials electronically and to accept voting instructions delivered by electronic means, the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the second sentence of the first paragraph of Section 4.07 thereof in its entirety and inserting the following in its stead:

            "Upon the timely receipt from a Holder of ADSs as of the record date established by the Depositary pursuant to Section 4.06 of voting instructions in the manner specified by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable and permitted under applicable law, the provisions of this Deposit Agreement, Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder's ADSs in accordance with such voting instructions."

      (b) deleting the second sentence of Section 5.07 thereof in its entirety and inserting the following in its stead:

            "The Depositary may, at the Company's expense, promptly obtain English translations of such notices and any other reports and communications which are made generally available by the Company to holders of its Stock, unless furnished to the Depositary at the time such notices, reports, or communications are received by the Depositary, and the Depositary shall arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Stock or other Deposited Securities or on such other basis as the Company may advise the Depositary or as may be required by any applicable law, regulation or stock exchange requirement."

      SECTION 2.07 Change of Custodian. To reflect the change in the custodian, the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the definition of "Custodian" contained in Article I of the Deposit Agreement in its entirety and inserting the following in its stead:

            "The term "Custodian" shall mean either The Bank of Tokyo - Mitsubishi UFJ, Ltd. or Sumitomo Mitsui Banking Corporation, each being a corporation acting at its respective main office in Tokyo, Japan, as agent for the Depositary for the purposes of this Deposit Agreement, its successor(s) (if any) as custodian(s) hereunder and any other firm(s) or corporation(s) which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.06 as substitute custodian(s) hereunder. Each Custodian shall act severally. The main office in Tokyo, Japan, of The Bank of Tokyo - Mitsubishi UFJ, Ltd. is located at 2-7-1, Marunouchi, Chiyoda-ku, Tokyo, Japan and the main office in Tokyo, Japan, of Sumitomo Mitsui Banking Corporation is located at 1-3-2, Marunouchi, Chiyoda-ku, Tokyo, Japan."

      (b) deleting the first sentence of Section 5.06 thereof in its entirety and inserting the following in its stead:

            "The Depositary has appointed The Bank of Tokyo - Mitsubishi UFJ, Ltd. and Sumitomo Mitsui Banking Corporation severally as Custodians and agents of the Depositary for the purposes of this Deposit Agreement."

      SECTION 2.08 Change of Address. To reflect the change in the address of the Depositary, the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the definition of "Corporate Trust Office in New York City" contained in Article I of the Deposit Agreement in its entirety and inserting the following in its stead:

      "The term "corporate trust office in New York City," when used with respect to the Depositary, shall mean the corporate agency office of the Depositary in New York City, New York, U.S.A., which at the date of this Deposit Agreement is located at 388 Greenwich Street, New York, New York 10013."

      (b) deleting the definition of "Company" contained in Article I of the Deposit Agreement in its entirety and inserting the following in its stead:

      "The term "Company," shall mean Kyocera Corporation (Kyocera Kabushiki Kaisha), incorporated under the laws of Japan and having its registered office at the date of this Amendment at 6 Takeda Tobadono-cho, Fushimi-ku, Kyoto 612-8501, Japan, and its successors."

      (c) deleting the first and second paragraph of Section 7.04 in its entirety and inserting the following in its stead:

      "Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable or facsimile transmission confirmed by letter, addressed to the Company at 6 Takeda Tobadono-cho, Fushimi-ku, Kyoto 612-8501, Japan. Attention: President (Facsimile number 075-604-3501), or any other place to which the Company may have transferred its principal executive office. Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission confirmed by letter, addressed to the Depositary, 388 Greenwich Street, New York, New York 10013, Attention: Depositary Receipts (Facsimile number 212-816-6865), or any other place to which the Depositary may have transferred its corporate trust office in New York City."


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

                                    ARTICLE I
                          AMENDMENTS TO THE FORM OF ADR

      SECTION 3.01 ADR Amendment. The form of ADR attached as Exhibit A to the Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

      (a) deleting the preamble to Exhibit A in its entirety and replacing the following in its stead:

      "CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ____ American Depositary Shares ("ADSs"), representing Common Stock ("Stock") of Kyocera Corporation (Kyocera Kabushiki Kaisha) (the "Company"), a corporation organized under the laws of Japan. Each ADS represents one (1) share of Stock, at the date hereof, deposited at the main office of The Bank of Tokyo - Mitsubishi UFJ, Ltd. or Sumitomo Mitsui Banking Corporation (the "Custodian"), as agent of the Depositary. The Depositary's Corporate Agency Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A. The Depositary's principal executive office is located at 399 Park Avenue, New York, New York 10043, U.S.A."

      (b) deleting the first sentence of paragraph 1 of Exhibit A in its entirety and replacing the following in its stead:

            "This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs" or "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of June 29, 1998, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of January 5, 1999, as amended by Amendment No. 2 to Amended and Restated Deposit Agreement dated as of _____, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof."

      (c) adding the following new paragraph to paragraph 1 of Exhibit A:

            "All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC participants to exercise and be entitled to any rights attributable to such ADSs."

      (d) deleting paragraph 10 of Exhibit A in its entirety and replacing the following in its stead:

            "Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04 of the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the Holder registered on the books of the Depositary at such time, as the absolute owner of the Receipt (or representative of the Beneficial Owner of the Certificated ADSs evidenced thereby) for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes."

      SECTION 3.02 Amendment. The form of ADR attached as Exhibit A to the Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

      a. deleting the second sentence of paragraph 8 in its entirety and inserting the following in its stead:

            "Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to Holders of outstanding ADSs as provided in Section 7.04 of the Deposit Agreement."

      SECTION 3.03 Voting by Electronic Means and Electronic Accessibility to Materials. To reflect the Depositary's current practice in which a Holder may vote or access materials electronically, the form of ADR attached as Exhibit A to the Deposit Agreement and each of the ADR(s) issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

      a. deleting the second sentence of paragraph 14 of Exhibit A thereof in its entirety and inserting the following in its stead:

            "Upon the timely receipt from a Holder of ADSs as of the record date established by the Depositary pursuant to Section 4.06 of the Deposit Agreement of voting instructions in the manner specified by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder's ADSs in accordance with such voting instructions."

      b. adding the following as a new third sentence to paragraph 14 of Exhibit A thereof:

            "Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials)."

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

      a. This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

      b. In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in Japan, neither of such agreements need to be filed or recorded with any court or other authority in Japan, nor does any stamp or similar tax need be paid in Japan on or in respect of such agreements; and

      c. All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V
                                  MISCELLANEOUS

      SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Stock or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

      SECTION 5.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send to Holders of ADSs the Notice of Amendment, informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 6.01 hereof and (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request.

      SECTION 5.03 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

      SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

      SECTION 5.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made to and to be performed in that state.

      SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives' thereunto duly authorized as of the date set forth above.

                                           KYOCERA CORPORATION
                                           (KYOCERA KABUSHIKI KAISHA)

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           CITIBANK, N.A., as Depositary

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                   FORM OF ADR

Number:_______________                                 CUSIP NUMBER: ___________

                           AMERICAN DEPOSITARY RECEIPT
                                       FOR
                                  COMMON STOCK
                               KYOCERA CORPORATION

                           (Kyocera Kabushiki Kaisha)
                     (Incorporated under the laws of Japan)

                                       American Depositary Shares (each
                                       American Depositary Share representing
                                       One (1) Share of fully paid Common Stock)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ____ American Depositary Shares ("ADSs"), representing Common Stock ("Stock") of Kyocera Corporation (Kyocera Kabushiki Kaisha) (the "Company"), a corporation organized under the laws of Japan. Each ADS represents one (1) share of Stock, at the date hereof, deposited at the main office of The Bank of Tokyo - Mitsubishi UFJ, Ltd. or Sumitomo Mitsui Banking Corporation (the "Custodian"), as agent of the Depositary. The Depositary's Corporate Agency Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A. The Depositary's principal executive office is located at 399 Park Avenue, New York, New York 10043, U.S.A.

      1. The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("ADRs" or "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of June 29, 1998, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of January 5, 1999, as amended by Amendment No. 2 to Amended and Restated Deposit Agreement dated as of _____, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of ADSs, each of whom by accepting an ADS becomes bound by all the terms and provisions thereof. The Deposit Agreement (copies of which are on file at the Depositary's corporate trust office in New York City and at the Custodian's main office in Tokyo) set forth the rights and obligations of Holders of the Receipts and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Stock deposited and any and all other securities, property and cash from time to time held thereunder ("Deposited Securities"). The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, which are incorporated into this Receipt by reference.

      All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC participants to exercise and be entitled to any rights attributable to such ADSs.

      2. Surrender of Receipts and Withdrawal of Stock. Upon surrender of an American Depositary Receipt or Receipts at the Depositary's corporate trust office in New York City currently located at 111 Wall Street or at such other offices as the Depositary may designate for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee of the Depositary for the delivery of deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Holder of such Receipt or Receipts shall be entitled to delivery, to him or upon his order, of the Stock and any other Deposited Securities at the time represented by the deliverable portion of such Receipt or Receipts (as defined in the Deposit Agreement). If such Stock and other Deposited Securities are held in registered form, delivery of such Stock and other Deposited Securities may be made by the delivery of certificates registered in the name of such Holder or as ordered by him, or by delivery of certificates which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer. If such Stock and other Deposited Securities are not held in registered form, delivery shall be made by book-entry delivery. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

      A Receipt or Receipts surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank, and the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Stock and any other Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the main office of the Custodian in Tokyo, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts, except that the Depositary may make delivery to such person or persons at the corporate trust office in New York City of the Depositary of any dividends or distributions with respect to the Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by such Depositary. Such order shall be given by letter or, at the risk and expense of the Holder, by cable, telex or facsimile transmission.

      At the request and risk and expense of any Holder so surrendering a Receipt or Receipts, and for the account of such Holder, the Depositary shall direct the Custodian to forward the certificate or certificates and other proper documents or relating to title for the amount of Stock and any other Deposited Securities represented by the deliverable portion of such Receipt or Receipts for delivery at the corporate trust office in New York City of the Depositary. Such direction shall be given in writing and mailed, first class airmail postage prepaid, or, at the request and risk and expense of such Holder, by cable, telex or facsimile transmission.

      3. Transfer, Split-Up and Combination. subject to the terms of the Deposit Agreement, the Depositary shall make transfer on its books in New York City from time to time of American Depositary Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument or transfer (including signature guarantees in accordance with standard industry practice), and duly stamped, as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute and, if the Depositary's signature is a facsimile signature, the Registrar shall manually countersign a new American Depositary Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto representing the same aggregate number of shares of Stock as those represented by the American Depositary Receipt or Receipts so surrendered.

      Upon surrender of an American Depositary Receipt or Receipts at the Depositary's corporate trust office in New York City or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of the Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in authorized denominations for the number of Depositary Shares requested, representing the same aggregate number of Depositary Shares by the Receipt or Receipts so surrendered.

      4. Conditions to Signing and Delivery, Registration of Transfer, etc. of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, withdrawal, surrender or exchange of any Receipt, or the payment of dividends or other distributions thereupon, the Depositary or the Custodian may require payment of a sum sufficient for reimbursement of any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any fee to it, may require proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as it may establish pursuant to the Deposit Agreement. Any person presenting Stock for deposit or any Holder or Beneficial Owner may be required to file such proof of citizenship or residence, evidence of the number of shares of Stock beneficially owned or any other matters necessary or appropriate to evidence compliance with Foreign Exchange and Foreign Trade Law of Japan or any other successor legislation thereto or any other applicable law, or other information, and to execute such certificates as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof or the delivery of any such Deposited Securities until such proof or other information is filed or such certificates are executed or such representation and warranties are made.

      5. Suspension of Delivery, Transfer, etc. The issuance of ADSs against deposits of shares of Stock generally or against deposits of particular shares of Stock may be suspended, or the issuance of ADSs against the deposit of particular shares of Stock may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers of Receipts generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the registrar of the Stock are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or shares of Stock are listed, or under any provision of the Deposit Agreement or provisions of, or governing, the Deposited Securities or for any other reason, subject, in all cases, to the limitations set forth in the Deposit Agreement and in paragraph 24 hereof. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement and shares of Stock which are required to be registered under the Securities Act of 1933, unless a registration statement under such Act is in effect as to such shares of Stock.

      6. Liability of Holder for Taxes. Any tax or other governmental charge payable by or on behalf of the Depositary with respect to this Receipt, any ADSs evidenced by this Receipt or with respect to any Deposited Securities represented hereby shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt and the ADSs evidenced hereby, or any withdrawal of Deposited Securities represented by such ADSs, until such payment is made, and may withhold dividends or other distributions, or may sell (after attempting by reasonable means to notify the Holder prior to such sale) any part or all of the Deposited Securities represented hereby, and may apply such dividends or distributions or the proceeds of any such sale toward such tax or charge, the Holder hereof remaining liable for any deficiency.

      Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained by the Company, Depositary or the Custodian for such Holder and/or Beneficial Owner.

      7. Warranties by the Depositor. Each person depositing shares of Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such shares of Stock and the certificates therefore are duly authorized, validly issued, fully paid, non-assignable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such shares of Stock have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the shares of Stock presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon deposit will not be, Restricted Securities and
(v) the shares of Stock presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of shares of Stock, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing the shares of Stock, to take any and all actions necessary to correct the consequences thereof.

      8. Amendment of Deposit Agreement. This Receipt and any provisions of the Deposit Agreement may at any time and from time to time be amended between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADSs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to Holders of outstanding ADSs as provided in Section 7.04 of the Deposit Agreement. The Holder and Beneficial Owner of this Receipt and of the ADSs evidenced hereby, as the case may be, at the time any such amendment so becomes effective shall be deemed, by continuing to hold this Receipt and the ADSs evidenced hereby, as the case may be, to consent and agree to such amendment and be bound by the Deposit Agreement and this Receipt as amended by such amendment. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefore the Deposited Securities represented by ADSs evidenced hereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of this Receipt or of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement this Receipt and the Deposit Agreement at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to this Receipt and to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to the Holder hereof or within any period of time as required for compliance with such laws, rules or regulations.

      9. Charges of Depositary. The Depositary shall charge fees for receiving deposits and issuing Receipts, for delivering deposited Stock against surrender of Receipts, for transfer of Receipts, for splits and combination of Receipts, for sales or exercise of rights or for other services performed upon the terms set forth in the Deposit Agreement. The Depositary and the Company reserve the right to modify, reduce or increase any fees or charges for services performed. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a Stock Split declared by the Company or an exchange of Stock or Deposited Securities, or a distribution of Receipts pursuant to Paragraph 15 hereof), or who surrenders Receipts a fee of U.S. $5.00 or less per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition the Depositary shall charge to the Holders a fee of U.S. $2.00 or less per 100 American Depositary Shares held (or portion thereof) for any cash distribution (other than a distribution made pursuant to a cash dividend) made pursuant to the Deposit Agreement, and $5.00 or less per 100 American Depositary Shares (or portion thereof) in case of a distribution of American Depositary Shares upon the exercise of rights, made pursuant to the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. In addition, Holder, Beneficial Owners, and persons depositing Stock will be requested to pay taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement. The Company will pay the other charges of the Depositary (subject to consultation and agreement between the Company and the Depositary), with the exception of taxes and other governmental charges, stock transfer or registration fees on deposits of Stock, and such cable, radio and delivery charges as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Stock or Holders of Receipts.

      10. Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each Certificated ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, the Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in
Section 2.04 of the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the Holder registered on the books of the Depositary at such time, as the absolute owner of the Receipt (or representative of the Beneficial Owner of the Certificated ADSs evidenced thereby) for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

Dated:______________

Countersigned                                           CITIBANK N.A.

                                                        As Depositary

By:____________________                                 By:____________________
   Authorized Officer                                      Vice President

                            (FORM OF REVERSE OF ADR)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT

      11. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Deposited Securities or the net proceeds from the sale of securities, property or rights, the Depositary shall, if at the time of receipt thereof any non-dollar currency so received or held can in its judgment be converted on a reasonable basis into dollars available to the Depositary and subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and make the resulting amount available for distributions to Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to be holders of such warrants and/or instruments upon surrender thereof for cancellation; provided, however, that in the event that any of the deposited Stock is not entitled by reason of its date of issuance, or otherwise, to receive the full amount of such cash distribution, the Depositary shall make an appropriate adjustment in the amount distributed to the Holders of American Depositary Receipts issued in respect of such Stock, and provided further that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder of an American Depositary Receipt a fraction of one cent and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders or Receipts then outstanding. Any amounts, proceeds or sums to be distributed shall in all cases be subject to reduction in the amount of the appropriate fees and charges as described in the Deposit Agreement.

      Payments in dollars in respect of any receipt will be made, subject to applicable laws and regulations, by check drawn on a bank in New York City.

      Whenever the Depositary shall receive any distribution other than cash or rights or in Stock Splits upon the Deposited Securities, the Depositary shall (subject to the terms hereof and of the Deposit Agreement) cause such amount of the securities or property received by it to be distributed to the Holders of American Depositary Receipts on the record date fixed pursuant to Paragraph 13 hereof in proportion to the number of the Deposited Shares held by them in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among the Holders of American Depositary Receipts entitled thereto, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or that such distribution requires registration under Securities Act of 1933) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a cash distribution received in cash. When the Company decides to effectuate a Stock Split, the Depositary may in its discretion upon prior consultation with and approval of the Company and subject to Paragraph 9 hereof, distribute to the Holders of Receipts entitled thereto on the record date fixed pursuant to Paragraph 13 hereof, in proportion to the number of Depositary shares held by them additional Receipts representing the amount of Stock received as a result of such Stock Split. In lieu of delivering Receipts for fractional Depositary Shares in any such case, the Depositary may, in its discretion, sell the amount of Stock or Depositary Shares represented by the aggregate of such fractions at public or private sale, at such place or places and upon such terms as it may deem proper, or if any portion of such amount consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or other applicable Japanese law, and distribute the net proceeds of any such sale, all in the manner and subject to the conditions described in the Deposit Agreement.

      The Depositary shall not make available to the Holders of American Depositary Receipts and such Stock it received as a result of the Stock Split
(a) unless such distribution is exempt from registration under the Securities Act of 1933, or, (b) unless and until a registration statement is in effect under Securities Act of 1933 for such distribution.

      12. Rights. Whenever the Company shall offer or cause to be offered to the holders of any Deposited Securities in whose names such securities are recorded on the books of the Company any rights to subscribe for or to purchase additional Stock or any rights of any other nature, such rights shall be made available by the Depositary to the Holders of Receipts in such manner as the Depositary may determine, subject to the requirements of any securities exchange on which the American Depositary Receipts are listed, either by the issue to the Holders of American Depositary Receipts entitled thereto of warrants representing such rights or by such other method as may be approved by the Depositary in its discretion; provided, however, that if at the time of issue or offer of any rights the Depositary determined that it is not lawful or not feasible to make such rights available to Holders of Receipts by the issue of warrants or otherwise, or if and to the extent so instructed by Holders of Receipts that such Holders do not desire to exercise such rights, the Depositary may in its discretion, if applicable laws permit, sell such rights at public or private sale, at such place or places and upon such term as it may deem proper, and distribute the net proceeds to the Holders of Receipts entitled thereto as in the case of a distribution received in cash.

      So long as the aggregate number of shares of Stock held by or for United States residents (including any such shares of Stock represented by Receipts held by or for United States residents) or issuable to United States residents on conversion of securities convertible into Stock of the Company exceeds 1% of the total number of shares of Stock then outstanding, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and sell the securities represented by such rights, the Company has agreed in the Deposit Agreement that it will file promptly a registration statement pursuant to such Act with respect to such rights and securities and use best efforts to take all steps available to it to cause such registration statement to become effective at least 21 days before such rights shall expire. In no event shall the Depositary make available to the Holders of Receipts any right to subscribe for or to purchase any securities unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Holders of such Receipts are exempt from registration under the provisions of such Act. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with sale, or exercise of rights, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      13. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, or whenever a Stock Split shall be announced by the Company, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Stock or other Deposited Securities, or whenever there is a change in the number of shares represented by each American Depositary Share, or whenever the Depositary finds it necessary or convenient, the Depositary shall fix a record date for the determination of the Holders of Receipts who shall be entitled, subject to the provisions of the Deposit Agreement, to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting. Subject to the terms hereof and of the Deposit Agreement, the Holders of Receipts on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to give instruction for the exercise of such voting rights in proportion to the number of American Depositary Shares held by them, respectively.

      14. Voting Rights. Upon receipt of notice of any meeting of holders of Stock or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holder hereof a notice which shall contain
(a) such information as is contained in such notice of meeting, and (b) a statement that the Holder hereof at the close of business on a specified record date will be entitled, subject to any applicable provisions of law, of the Articles of Incorporation of the Company and of the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock or other Deposited Securities represented by their respective American Depositary Shares, and a brief statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the timely receipt from a Holder of ADSs as of the record date established by the Depositary pursuant to Section 4.06 of the Deposit Agreement of voting instructions in the manner specified by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable and permitted under applicable law, the provisions of the Deposit Agreement, Articles of Incorporation of the Company and the provisions of the Deposited Securities, to vote, or cause the Custodian to vote, the Deposited Securities (in person or by proxy) represented by such Holder's ADSs in accordance with such voting instructions. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations or applicable stock exchange requirements, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). To the extent the aggregate of the American Depositary Shares voted for and against a proposal do not constitute integral multiples of a Unit, the remainders in excess of the highest integral multiple of a Unit will be disregarded. In the absence of instructions from the Holder hereof, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to use its best efforts to give a discretionary proxy to a person designated by the Company; provided, however, that such discretionary proxy shall not be given if the Company does not request such proxy to be given, and provided, further, that no such discretionary proxy shall be given with respect to (i) any proposition (a) as to which the Depositary has knowledge of any shareholder contest to the action to be taken at the meeting or (b) for the purpose of authorizing a merger, consolidation or amalgamation (except an amalgamation between the Company and one or more of its 100% owned Japanese subsidiaries) or (ii) any other matter which may substantially affect the rights or privileges of holders of such Stock or other Deposited Securities. The Company has agreed in the Deposit Agreement to take all reasonable action which shall at any time be deemed necessary by the Depositary in order to enable the Depositary to vote or cause to be voted the amount of Stock or other Deposited Securities represented by every American Depositary Receipt, the Holder of which shall have furnished written instructions to the Depositary as aforesaid, in accordance with such instructions. Prior to requesting the delivery of a discretionary proxy upon the terms set forth herein, the Company shall deliver to the Depositary an opinion of the Company's counsel and a representation letter, in each case upon the terms contemplated in the Deposit Agreement.

      There can be no assurance that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable the Holder to return voting instructions to the Depositary in a timely manner.

      15. Changes Affecting Deposited Securities. Upon any change in nominal or par value, consolidation, exchange, reclassification, conversion or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, amalgamation or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion, in such manner as the Depositary may deem equitable, and with the approval of the Company, treat any securities which shall be received by the Depositary in exchange for or in conversion of or in respect of Deposited Securities as new Deposited Securities under the terms hereof and of the Deposit Agreement, and Receipts then outstanding shall thenceforth evidence American Depositary Shares representing the right to receive the new Deposited Securities so received in exchange or conversion. In any such case the Depositary may in its discretion, with the approval of the Company, and subject to receipt of an opinion from the Company's U.S. counsel satisfactory to the Depositary that such resulting distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      Should a registration statement on Form F-6 be required to be filed in regard to such additional Receipts, no distribution of additional Receipts shall be made unless and until a registration statement on Form F-6 and applicable thereto is filed and becomes effective.

      16. Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders of Receipts at its corporate trust office in New York any reports and communications including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of American Depositary Receipts copies of such reports to the extent provided in the Deposit Agreement when furnished by the Company for such purpose. The Depositary shall keep books in New York City for the transfer of American Depositary Receipts, which at all reasonable times shall be open for inspection by the Holders of American Depositary Receipts and the Company, provided that such inspection by a Holder shall not be for the purpose of communicating with Holders of American Depositary Receipt in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or of the American Depositary Receipts.

      The Depositary may close the books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder and under the Deposit Agreement.

      17. Liability of the Company, the Depositary and the Custodian. Neither the Depositary nor the Custodian nor the Company shall incur any liability to any Holder of any Receipts or Beneficial Owner of ADSs evidenced thereby, if by reason of any provision of any present or future law of Japan or any other country, or of any other governmental authority or rules of any exchange upon which the Stock, ADRs or ADSs are or shall ever be listed, or in the case of the Depositary or the Custodian, by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God or war or other circumstances beyond its control (including, but not limited to, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure), the Depositary or the Custodian or the Company shall be prevented or forbidden from or subjected to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner of ADRs or ADSs, as the case may be, by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Neither the Depositary nor the Company shall incur any liability (i) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of law governing Deposited Securities, (ii) for any failure by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders or Beneficial Owners of American Depositary Receipts or American Depositary Shares, as the case may be, or (iii) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

      The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may each and all rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

      18. Obligations of the Depositary, the Custodian and the Company. Neither the Depositary nor the Custodian nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders of American Depositary Receipts or Beneficial Owners of American Depositary Shares, as the case may be, except that each agrees to use its best judgment and good faith in the performance of obligations and duties specifically set forth in the Deposit Agreement.

      Neither the Depositary nor the Custodian nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any Holder of an American Depositary Receipt or Beneficial Owner of American Depositary Shares, as the case may be, or any other person believed by it in good faith to be competent to give such advice or information or for any translation of any notice, report or other document made by translator believed by it to be competent. Neither the Depositary nor the Custodian shall be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner or effect of any such vote made either with or without request, or for not exercising any right to vote, as long as any such action or nonaction is in good faith.

      The Depositary will indemnify the Company against any liability which may arise out of acts performed or omitted by the Depositary negligently or in bad faith.

      19. Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company and the Custodian, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by written notice of such removal delivered to the Depositary, such removal becoming effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 30 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to, the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding American Depositary Receipts. Any successor depositary shall promptly mail notice of its appointment to the Holders of American Depositary Receipts. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of such Depositary without the execution or filing of any document or any further act.

      20. Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of Section 5.04 of the Deposit Agreement, the Depositary, the Custodian, their Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend shares of Stock or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of shares of Stock pursuant to Section 2.03 of the Deposit Agreement, (ii) deliver shares of Stock prior to the receipt and cancellation of Receipts pursuant to Section 2.06 of the Deposit Agreement, including Receipts which were issued under (i) above but for which shares of Stock may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of shares of Stock under (i) above and receive shares of Stock in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or shares of Stock are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the shares of Stock or Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such shares of Stock or Receipts in its records and to hold such shares of Stock or Receipts in trust for the Depositary until such shares of Stock or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such shares of Stock or Receipts, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and shares of Stock involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and shares of Stock involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      21. Termination of Deposit Agreement. The Depositary shall if the Company so requests, terminate the Deposit Agreement by mailing notice of such termination, first class airmail postage prepaid, to the Holders of American Depositary Receipts then outstanding as provided in the Deposit Agreement at least 30 days prior to the date fixed in such notices for such termination.

      The Depositary may likewise terminate the Deposit Agreement in accordance with the notice requirements of the preceding paragraph if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.

      If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except as provided below and except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. Upon termination of the Deposit Agreement the Depositary shall deliver Stock in respect of deliverable portions of such Receipts so surrendered and deliver Receipts in respect of nondeliverable portions of Receipts so surrendered pursuant to the terms of the Deposit Agreement and, except as provided below, shall continue to effect transfers of Receipts representing nondeliverable portions in accordance with the Deposit Agreement. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder at public or private sale, at such place or places and upon such terms as it deems proper or if any portion of such Deposited Securities consists of shares of Stock which are insufficient in number to constitute a full Unit, sell such portion to the Company in accordance with the applicable provisions of the Japanese Commercial Code or such other Japanese law, and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash. Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement (except as specifically contemplated therein).

      22. Available Information. The Company is subject to the periodic reporting requirements of the United States Securities Exchange Act of 1934, as amended, as amended, and accordingly files certain information with the United States Securities and Exchange Commission (the "Commission"). These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission currently located at 100 "F" Street, N.W., Washington, D.C. 20549.

      23. Governing Law. This Receipt shall be interpreted in accordance with, and all rights hereunder and provisions hereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Stock, and the duties and obligations of the Company, in respect of such holders of Stock shall be governed by the laws of Japan. Notwithstanding the foregoing, the Company has under the terms hereof and of the Receipts, agreed to assume certain obligations vis-a-vis the Holders of ADRs and the Beneficial Owners of ADSs, which obligations are governed by the laws of the State of New York.

      The provisions of this Paragraph 23 shall survive any termination of the Deposit Agreement, in whole or in part. This American Depositary Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this American Depositary Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

      24. Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A. of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ______________________________ whose taxpayer identification number is _______________________ and whose address including postal zip code is ________________, the within ADR and all rights thereunder, hereby irrevocably constituting and appointing ________________________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.

Dated:                        Name:_____________________________________________
                                   By:
                                   Title:

                              NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                              If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.

__________________________
SIGNATURE GUARANTEED

                              All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                        LEGEND TO BE INCLUDED ON FACE OF
                          AMERICAN DEPOSITARY RECEIPTS

      SUBSCRIPTION RIGHTS: Offerings of rights to subscribe to additional Common Stock have been made under Japanese practice in substantial amounts, with a subscription price substantially below the current market price of the security. The Company has agreed in the Deposit Agreement that, except as stated in paragraph 12 of this Receipt, it will file a registration statement registering such rights offerings under the United States Securities Act of 1933, as amended, for the purpose of making possible the distribution of rights by the Depositary to the Holders of Receipts in the United States and the exercise of the rights by such Holders. Should such distribution not be possible, the Depositary intends to endeavor to dispose of the rights for the benefit of Holders of Receipts as provided in the Deposit Agreement. Any disposal of rights may substantially dilute the equity of Holders of Receipts.

    WITHDRAWAL OF UNDERLYING STOCK: THE COMMON STOCK UNDERLYING THIS AMERICAN DEPOSITARY RECEIPT CAN ONLY BE WITHDRAWN FROM THE DEPOSITARY IN A UNIT OF 100
                     SHARES OR AN INTEGRAL MULTIPLE THEREOF.